Exhibit 99.1

Hertz Global Holdings Reports
Third Quarter 2017 Financial Results

ESTERO, Fla, November 9, 2017 - Hertz Global Holdings, Inc. (NYSE: HTZ) ("Hertz Global" or the "Company") today reported a third quarter 2017 net income from continuing operations of $93 million, or $1.12 per diluted share, compared with net income from continuing operations of $44 million, or $0.52 per diluted share, during the third quarter 2016. On an adjusted basis, the Company reported net income for the third quarter 2017 of $118 million, or $1.42 per diluted share, compared with net income of $134 million, or $1.58 per diluted share, for the same period last year.

Total revenues for the third quarter 2017 were $2.6 billion, a 1% increase versus the third quarter 2016. Income from continuing operations before income taxes for third quarter 2017 was $143 million versus income of $108 million in the same period last year. Adjusted Corporate EBITDA for the third quarter 2017 was $321 million, compared to $329 million in the same period last year.

“Our operating turnaround plan, focused on growth through enhanced fleet, service, brands and technology, is showing encouraging progress, evidence that Hertz is on the right strategic path,” said Kathryn V. Marinello, president and chief executive officer of Hertz.  “While there is still a lot of work ahead of us, in the third quarter, we benefited from continued improvements in our fleet offering, expansion of our Ultimate Choice program, and a strategic focus on optimizing revenue management. We remain committed to building Hertz’s long-term success as a leader in the global rental car market by strengthening the business to drive predictable, sustainable long-term growth.”

U.S. RENTAL CAR ("U.S. RAC") SUMMARY

U.S. RAC(1)	Three Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2017	2016
Total Revenues	$1,685	$1,707	(1)%
Depreciation of revenue earning vehicles and lease charges, net	$455	$462	(2)%
Income (loss) from continuing operations before income taxes	$131	$124	6%

Adjusted pre-tax income (loss)	$158	$173	(9)%
Adjusted pre-tax margin	9%	10%	(80)	bps

Adjusted Corporate EBITDA	$166	$199	(17)%
Adjusted Corporate EBITDA margin	10%	12%	(180)	bps

Average vehicles	495,000	505,800	(2)%
Transaction days (in thousands)	36,879	38,280	(4)%
Total RPD (in whole dollars)	$45.04	$44.10	2%
Total RPU (in whole dollars)	$1,119	$1,112	1%
Net depreciation per unit per month (in whole dollars)	$306	$304	1%

Total U.S. RAC revenues were $1.7 billion in the third quarter 2017, a decrease of 1%, versus the same period last year. Pricing, as measured by Total Revenue Per Day (Total RPD), increased by 2% in the quarter, driven by strategic pricing actions supported by new revenue management tools and favorable customer and fleet mixes. Transaction days decreased by 4% year-over-year as a result of a tighter core-rental fleet, canceled reservations in hurricane-affected areas and a tougher comparison with the strong 2016 third quarter, where unusually high customer airbag recall activity led to strong demand for replacement rentals.

Aligned with its strategy to match fleet capacity with targeted demand, the Company reduced its total U.S. fleet by 2% in the third quarter versus a year earlier. Utilization declined by 130 basis points in the quarter as the Company continued to work on balancing its focus on service performance with fleet availability.

Third quarter U.S. RAC monthly depreciation was $306 per unit, a 1% increase compared with the prior year, primarily due to the Company's investment in a richer fleet mix, partially offset by an increased percentage of lower priced Model Year 2017 vehicles in the fleet as well as strategic remarketing programs. However, on a 2017 sequential quarterly basis, third quarter unit depreciation expense improved versus the first and second quarters as a result of the stabilization of market residuals, the Company’s lower unit sales after having completed its accelerated fleet disposition program in the first half of the year, and slightly longer hold periods on Model Year 2017 vehicles to reflect the growth in the Company’s off-airport and ride hailing businesses.

Third quarter 2017 U.S. RAC Adjusted Corporate EBITDA was $166 million, impacted by the revenue and depreciation outcomes as well as $11 million in incremental fleet interest expense versus the prior year. Additionally, higher spending to fix and invest in the long-term growth of the business continued to weigh on the bottom line, as expected.

INTERNATIONAL RENTAL CAR ("INTERNATIONAL RAC") SUMMARY

International RAC(1)	Three Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2017	2016
Total Revenues	$728	$683	7%
Depreciation of revenue earning vehicles and lease charges, net	$126	$116	9%
Income (loss) from continuing operations before income taxes	$152	$134	13%

Adjusted pre-tax income (loss)	$147	$142	4%
Adjusted pre-tax margin	20%	21%	(60)	bps

Adjusted Corporate EBITDA	$158	$151	5%
Adjusted Corporate EBITDA margin	22%	22%	(40)	bps

Average vehicles	212,600	204,100	4%
Transaction days (in thousands)	15,947	15,133	5%
Total RPD (in whole dollars)	$41.32	$42.36	(2)%
Total RPU (in whole dollars)	$1,033	$1,047	(1)%
Net depreciation per unit per month (in whole dollars)	$177	$178	(1)%

The Company’s International RAC segment revenues were $728 million in the third quarter 2017, an increase of 7% from the third quarter 2016. Excluding a $28 million favorable impact of foreign currency exchange rates, revenues increased 2%, driven by a 5% increase in transaction days, partially offset by a 2% decrease in Total RPD due to the mix shift in demand toward leisure value brands.

Third quarter 2017 Adjusted Corporate EBITDA for International RAC was $158 million, a 5% increase from the same period last year. The year-over-year increase was a result of higher revenues, partially offset by an increase in direct operating expenses, driven by the impact of foreign currency exchange rates, and vehicle depreciation.

ALL OTHER OPERATIONS

All Other Operations(1)	Three Months Ended September 30,		Percent Inc/(Dec)
($ in millions)	2017	2016
Total Revenues	$159	$152	5%

Adjusted pre-tax income (loss)	$20	$19	5%
Adjusted pre-tax margin	13%	13%	10	bps

Adjusted Corporate EBITDA	$18	$18	—%
Adjusted Corporate EBITDA margin	11%	12%	(50)	bps

Average vehicles - Donlen	205,600	173,300	19%

All Other Operations, which is primarily comprised of the Company's Donlen leasing operations, reported a 5% increase in total revenues for the third quarter 2017. Adjusted Corporate EBITDA for the All Other Operations segment was $18 million for the third quarter 2017, which is consistent with the third quarter last year.

OUTLOOK
While the Company is encouraged by the progress made in the third quarter 2017, it recognizes that it still has operational work to do through 2018 that includes elevated investment spending.

“We are entering a seasonally low period of demand at the same time that we are continuing to invest in the long-term growth of the company,” said Marinello. “Expense always precedes benefit. Higher spending levels throughout 2018 are necessary to ensure predictable, sustainable earnings performance, beginning in 2019. In the meantime, we are already seeing some of our strategies and investments paying off. Others are still a work in progress, and we are revising and iterating continuously toward optimization. Having best-in-class products, services, brands and technologies will be the culmination of the time, hard work and investment that we have committed to delivering.”

(1) Adjusted pre-tax income (loss), adjusted pre-tax margin, Adjusted Corporate EBITDA, Adjusted Corporate EBITDA margin, adjusted net income (loss) and adjusted diluted earnings per share are non-GAAP measures. Average vehicles, transaction days, Total RPD, Total RPU and net depreciation per unit per month are key metrics. See the accompanying Supplemental Schedules and Definitions for the reconciliations and definitions for each of these non-GAAP measures and key metrics and the reason the Company's management believes that this information is useful to investors.

RESULTS OF THE HERTZ CORPORATION

The GAAP and Non-GAAP profitability metrics for Hertz Global's operating subsidiary, The Hertz Corporation ("Hertz"), are materially the same as those for Hertz Global.

EARNINGS WEBCAST INFORMATION

Hertz Global’s third quarter 2017 live webcast discussion will be held on November 10, 2017, at 8:00 a.m. Eastern. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on our website, IR.Hertz.com.

SELECTED FINANCIAL AND OPERATING DATA, SUPPLEMENTAL SCHEDULES AND DEFINITIONS

Following are tables that present selected financial and operating data of Hertz Global. Also included are Supplemental Schedules which are provided to present segment results and reconciliations of non-GAAP measures to their most comparable GAAP measure. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this earnings release.

ABOUT HERTZ

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands in approximately 9,700 corporate and franchisee locations throughout North America, Europe, The Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide airport general use vehicle rental companies, and the Hertz brand is one of the most recognized in the world. Product and service initiatives such as Hertz Gold Plus Rewards, Ultimate Choice, Carfirmations, Mobile Wi-Fi and unique vehicles offered through the Adrenaline, Dream, Green and Prestige Collections set Hertz apart from the competition. Additionally, The Hertz Corporation owns the vehicle leasing and fleet management leader Donlen Corporation, operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit: www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K filed or furnished to the Securities and Exchange Commission ("SEC"). Among other items, such factors could include: any claims, investigations or proceedings arising as a result of the restatement in 2015 of the Company's previously issued financial results; the Company's ability to remediate the material weaknesses in its internal controls over financial reporting; levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; the effect of the Company's separation of its vehicle and equipment rental businesses, any failure by Herc Holdings Inc. to comply with the agreements entered into in connection with the separation and the Company's ability to obtain the expected benefits of the separation; significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in the Company's markets on rental volume and pricing, including on the Company's pricing policies or use of incentives; increased vehicle costs due to declines in the value of the Company's non-program vehicles; occurrences that disrupt rental activity during the Company's peak periods; the Company's ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles it purchases; the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly; the Company's ability to maintain sufficient liquidity and the availability to it of additional or continued sources of financing for its revenue earning vehicles and to refinance its existing indebtedness; the Company's ability to adequately respond to changes in technology and customer demands; the Company's access to third-party distribution channels and related prices, commission structures and transaction volumes; an increase in the Company's vehicle costs or disruption to its rental activity, particularly during its peak periods, due to safety recalls by the manufacturers of its vehicles; a major disruption in the Company's communication or centralized information networks; financial instability of the manufacturers of the Company's vehicles; any impact on the Company from the actions of its franchisees, dealers and independent contractors; the Company's ability to sustain operations during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; the Company's ability to successfully integrate acquisitions and complete dispositions; the Company's ability to maintain favorable brand recognition; costs and risks associated with litigation and investigations; risks related to the Company's indebtedness, including its substantial amount of debt, its ability to incur substantially more debt, the fact that substantially all of its consolidated assets secure certain of its outstanding indebtedness and increases in interest rates or in its borrowing margins; the Company's ability to meet the financial and other covenants contained in its Senior Facilities, its outstanding unsecured Senior Notes, its outstanding Senior Second Priority Secured Notes and certain asset-backed and asset-based arrangements; changes in accounting principles, or their application or interpretation, and the Company's ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on operating results; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences; the Company's ability to prevent the misuse or theft of information it possesses, including as a result of cyber security breaches; the Company's ability to successfully implement its finance and information technology transformation programs; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect the Company's operations, the cost thereof or applicable tax rates; changes to the Company's senior management team and the dependence of its business operations on its senior management team; the effect of tangible and intangible asset impairment charges; the Company's exposure to uninsured claims in excess of historical levels; fluctuations in interest rates and commodity prices; the Company's exposure to fluctuations in foreign currency exchange rates and other risks and uncertainties described from time to time in periodic and current reports that the Company files with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Relations:	Media:
Leslie Hunziker	Hertz Media Relations
(239) 301-6800	(844) 845-2180 (toll free)
investorrelations@hertz.com	mediarelations@hertz.com

FINANCIAL INFORMATION AND OPERATING DATA

SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended September 30,		As a Percentage of Total Revenues		Nine Months Ended September 30,		As a Percentage of Total Revenues
(In millions, except per share data)	2017	2016	2017	2016	2017	2016	2017	2016
Total revenues	$2,572	$2,542	100%	100%	$6,713	$6,794	100%	100%
Expenses:
Direct vehicle and operating	1,348	1,353	52%	53%	3,735	3,778	56%	56%
Depreciation of revenue earning vehicles and lease charges, net	700	695	27%	27%	2,144	1,940	32%	29%
Selling, general and administrative	217	227	8%	9%	661	685	10%	10%
Interest expense, net:
Vehicle	90	72	3%	3%	242	211	4%	3%
Non-vehicle	86	84	3%	3%	223	269	3%	4%
Total interest expense, net	176	156	7%	6%	465	480	7%	7%
Intangible asset impairments	—	—	—%	—%	86	—	1%	—%
Other (income) expense, net	(12)	3	—%	—%	19	(86)	—%	(1)%
Total expenses	2,429	2,434	94%	96%	7,110	6,797	106%	100%
Income (loss) from continuing operations before income taxes	143	108	6%	4%	(397)	(3)	(6)%	—%
Income tax (provision) benefit from continuing operations	(50)	(64)	(2)%	(3)%	108	(33)	2%	—%
Net income (loss) from continuing operations	93	44	4%	2%	(289)	(36)	(4)%	(1)%
Net income (loss) from discontinued operations	—	(2)	—%	—%	—	(15)	—%	—%
Net Income (loss)	$93	$42	4%	2%	$(289)	$(51)	(4)%	(1)%
Weighted average number of shares outstanding:
Basic	83	84			83	85
Diluted	83	85			83	85
Earnings (loss) per share - basic and diluted:
Basic earnings (loss) per share from continuing operations	$1.12	$0.52			$(3.48)	$(0.42)
Basic earnings (loss) per share from discontinued operations	—	(0.02)			—	(0.18)
Basic earnings (loss) per share	$1.12	$0.50			$(3.48)	$(0.60)
Diluted earnings (loss) per share from continuing operations	$1.12	$0.52			$(3.48)	$(0.42)
Diluted earnings (loss) per share from discontinued operations	—	(0.03)			—	(0.18)
Diluted earnings (loss) per share	$1.12	$0.49			$(3.48)	$(0.60)

Adjusted pre-tax income (loss)(a)	$188	$212			$(107)	$159
Adjusted net income (loss)(a)	$118	$134			$(67)	$100
Adjusted earnings (loss) per share(a)	$1.42	$1.58			$(0.81)	$1.18
Adjusted Corporate EBITDA(a)	$321	$329			$246	$541

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

SELECTED UNAUDITED CONSOLIDATED BALANCE SHEET DATA

(In millions)	September 30, 2017	December 31, 2016
Cash and cash equivalents	$748	$816
Total restricted cash	1,029	278
Revenue earning vehicles, net:
U.S. Rental Car	8,152	7,716
International Rental Car	2,872	1,755
All Other Operations	1,352	1,347
Total revenue earning vehicles, net	12,376	10,818
Total assets	21,344	19,155
Total debt	15,919	13,541
Net vehicle debt(a)	10,806	9,447
Net non-vehicle debt(a)	3,464	3,116
Total equity	866	1,075

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule V.

SELECTED UNAUDITED CONSOLIDATED CASH FLOW DATA

	Nine Months Ended September 30,
(In millions)	2017	2016
Cash from continuing operations provided by (used in):
Operating activities	$1,977	$2,051
Investing activities	(3,316)	(2,139)
Financing activities	1,252	1,034
Effect of exchange rate changes	19	10
Net change in cash and cash equivalents	$(68)	$956

Fleet growth(a)	$(200)	$(47)
Adjusted free cash flow(a)	$(418)	$71

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules III and IV.

SELECTED UNAUDITED OPERATING DATA BY SEGMENT

	Three Months Ended September 30,		Percent Inc/(Dec)		Nine Months Ended September 30,		Percent Inc/(Dec)
	2017	2016			2017	2016
U.S. RAC
Transaction days (in thousands)	36,879	38,280	(4)%		105,424	108,212	(3)%
Total RPD(a)	$45.04	$44.10	2%		$42.56	$42.89	(1)%
Total RPU(a)	$1,119	$1,112	1%		$1,019	$1,055	(3)%
Average vehicles	495,000	505,800	(2)%		489,300	488,700	—%
Vehicle utilization(a)	81%	82%	(130)	bps	79%	81%	(190)	bps
Net depreciation per unit per month(a)	$306	$304	1%		$336	$295	14%
Percentage of program vehicles at period end	9%	8%	100	bps	9%	8%	100	bps
Adjusted pre-tax income (loss)(in millions)(b)	$158	$173	(9)%		$5	$312	(98)%

International RAC
Transaction days (in thousands)	15,947	15,133	5%		39,366	37,747	4%
Total RPD(a)(c)	$41.32	$42.36	(2)%		$40.11	$41.17	(3)%
Total RPU(a)(c)	$1,033	$1,047	(1)%		$958	$976	(2)%
Average vehicles	212,600	204,100	4%		183,100	176,900	4%
Vehicle utilization(a)	82%	81%	90	bps	79%	78%	90	bps
Net depreciation per unit per month(a)(c)	$177	$178	(1)%		$177	$176	1%
Percentage of program vehicles at period end	45%	43%	200	bps	45%	43%	200	bps
Adjusted pre-tax income (loss)(in millions)(b)	$147	$142	4%		$200	$179	12%

All Other Operations
Average vehicles — Donlen	205,600	173,300	19%		206,500	167,600	23%
Adjusted pre-tax income (loss) (in millions)(b)	$20	$19	5%		$59	$53	11%

(a)	Represents a key metric, see the accompanying reconciliations included in Supplemental Schedule VI.

(b)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

(c)	Based on December 31, 2016 foreign exchange rates.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited

	Three Months Ended September 30, 2017					Three Months Ended September 30, 2016
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$1,685	$728	$159	$—	$2,572	$1,707	$683	$152	$—	$2,542
Expenses:
Direct vehicle and operating	970	372	9	(3)	1,348	986	359	6	2	1,353
Depreciation of revenue earning vehicles and lease charges, net	455	126	119	—	700	462	116	117	—	695
Selling, general and administrative	94	63	8	52	217	99	56	13	59	227
Interest expense, net:
Vehicle	61	20	9	—	90	50	16	6	—	72
Non-vehicle	(26)	4	(3)	111	86	(14)	2	(2)	98	84
Total interest expense, net	35	24	6	111	176	36	18	4	98	156
Other (income) expense, net	—	(9)	—	(3)	(12)	—	—	—	3	3
Total expenses	1,554	576	142	157	2,429	1,583	549	140	162	2,434
Income (loss) from continuing operations before income taxes	$131	$152	$17	$(157)	143	$124	$134	$12	$(162)	108
Income tax (provision) benefit from continuing operations					(50)					(64)
Net income (loss) from continuing operations					93					44
Net income (loss) from discontinued operations					—					(2)
Net income (loss)					$93					$42

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited

	Nine Months Ended September 30, 2017					Nine Months Ended September 30, 2016
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$4,557	$1,683	$473	$—	$6,713	$4,697	$1,656	$441	$—	$6,794
Expenses:
Direct vehicle and operating	2,750	962	28	(5)	3,735	2,772	979	17	10	3,778
Depreciation of revenue earning vehicles and lease charges, net	1,478	311	355	—	2,144	1,298	300	342	—	1,940
Selling, general and administrative	290	170	25	176	661	307	166	30	182	685
Interest expense, net:
Vehicle	166	55	21	—	242	153	43	15	—	211
Non-vehicle	(66)	4	(7)	292	223	(29)	6	(5)	297	269
Total interest expense, net	100	59	14	292	465	124	49	10	297	480
Intangible asset impairments	86	—	—	—	86	—	—	—	—	—
Other (income) expense, net	—	(8)	—	27	19	(11)	—	—	(75)	(86)
Total expenses	4,704	1,494	422	490	7,110	4,490	1,494	399	414	6,797
Income (loss) from continuing operations before income taxes	$(147)	$189	$51	$(490)	(397)	$207	$162	$42	$(414)	(3)
Income tax (provision) benefit from continuing operations					108					(33)
Net income (loss) from continuing operations					(289)					(36)
Net income (loss) from discontinued operations					—					(15)
Net income (loss)					$(289)					$(51)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA, ADJUSTED PRE-TAX INCOME (LOSS),
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
Unaudited

	Three Months Ended September 30, 2017					Three Months Ended September 30, 2016
(In millions, except per share data)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Income (loss) from continuing operations before income taxes	$131	$152	$17	$(157)	$143	$124	$134	$12	$(162)	$108
Depreciation and amortization	501	134	122	5	762	514	124	120	4	762
Interest, net of interest income	35	24	6	111	176	36	18	4	98	156
Gross EBITDA	$667	$310	$145	$(41)	$1,081	$674	$276	$136	$(60)	$1,026
Revenue earning vehicle depreciation and lease charges, net	(455)	(126)	(119)	—	(700)	(462)	(116)	(117)	—	(695)
Vehicle debt interest	(61)	(20)	(9)	—	(90)	(50)	(16)	(6)	—	(72)
Vehicle debt-related charges(a)	5	2	1	—	8	4	2	1	—	7
Loss on extinguishment of vehicle related debt(b)	—	—	—	—	—	1	—	—	—	1
Corporate EBITDA	$156	$166	$18	$(41)	$299	$167	$146	$14	$(60)	$267
Non-cash stock-based employee compensation charges	—	—	—	4	4	—	—	—	5	5
Restructuring and restructuring related charges(c)	1	—	—	1	2	2	4	3	2	11
Impairment charges and asset write-downs(e)	—	—	—	—	—	28	—	—	—	28
Finance and information technology transformation costs(f)	—	—	—	15	15	2	—	—	12	14
Other items(g)	9	(8)	—	—	1	—	1	1	2	4
Adjusted Corporate EBITDA	$166	$158	$18	$(21)	$321	$199	$151	$18	$(39)	$329
Non-vehicle depreciation and amortization	(46)	(8)	(3)	(5)	(62)	(52)	(8)	(3)	(4)	(67)
Non-vehicle debt interest, net of interest income	26	(4)	3	(111)	(86)	14	(2)	2	(98)	(84)
Non-vehicle debt-related charges(a)	—	—	—	4	4	—	—	—	4	4
Loss on extinguishment of non-vehicle related debt(b)	—	—	—	—	—	—	—	—	19	19
Non-cash stock-based employee compensation charges	—	—	—	(4)	(4)	—	—	—	(5)	(5)
Acquisition accounting(h)	12	1	2	—	15	12	1	2	1	16
Adjusted pre-tax income (loss)(i)	$158	$147	$20	$(137)	$188	$173	$142	$19	$(122)	$212
Income tax (provision) benefit on adjusted pre-tax income (loss)(j)					(70)					(78)
Adjusted net income (loss)					$118					$134
Weighted average number of diluted shares outstanding					83					85
Adjusted diluted earnings (loss) per share					$1.42					$1.58

Supplemental Schedule II (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA, ADJUSTED PRE-TAX INCOME (LOSS),
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
Unaudited

	Nine Months Ended September 30, 2017					Nine Months Ended September 30, 2016
(In millions, except per share data)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Income (loss) from continuing operations before income taxes	$(147)	$189	$51	$(490)	$(397)	$207	$162	$42	$(414)	$(3)
Depreciation and amortization	1,616	336	364	10	2,326	1,445	325	349	16	2,135
Interest, net of interest income	100	59	14	292	465	124	49	10	297	480
Gross EBITDA	$1,569	$584	$429	$(188)	$2,394	$1,776	$536	$401	$(101)	$2,612
Revenue earning vehicle depreciation and lease charges, net	(1,478)	(311)	(355)	—	(2,144)	(1,298)	(300)	(342)	—	(1,940)
Vehicle debt interest	(166)	(55)	(21)	—	(242)	(153)	(43)	(15)	—	(211)
Vehicle debt-related charges(a)	13	6	3	—	22	13	5	2	—	20
Loss on extinguishment of vehicle related debt(b)	—	—	—	—	—	7	—	—	—	7
Corporate EBITDA	$(62)	$224	$56	$(188)	$30	$345	$198	$46	$(101)	$488
Non-cash stock-based employee compensation charges	—	—	—	16	16	—	—	—	16	16
Restructuring and restructuring related charges(c)(d)	1	2	—	9	12	16	7	4	14	41
Sale of CAR Inc. common stock(k)	—	—	—	(3)	(3)	—	—	—	(75)	(75)
Impairment charges and asset write-downs(e)	86	—	—	30	116	31	—	—	—	31
Finance and information technology transformation costs(f)	—	—	—	55	55	11	—	—	29	40
Other items(g)	15	(2)	—	7	20	(10)	1	—	9	—
Adjusted Corporate EBITDA	$40	$224	$56	$(74)	$246	$393	$206	$50	$(108)	$541
Non-vehicle depreciation and amortization	(138)	(25)	(9)	(10)	(182)	(147)	(25)	(7)	(16)	(195)
Non-vehicle debt interest, net of interest income	66	(4)	7	(292)	(223)	29	(6)	5	(297)	(269)
Non-vehicle debt-related charges(a)	—	—	—	11	11	—	—	—	16	16
Loss on extinguishment of non-vehicle related debt(b)	—	—	—	8	8	—	—	—	33	33
Non-cash stock-based employee compensation charges	—	—	—	(16)	(16)	—	—	—	(16)	(16)
Acquisition accounting(h)	37	5	5	—	47	37	4	5	3	49
Other(d)	—	—	—	2	2	—	—	—	—	—
Adjusted pre-tax income (loss)(i)	$5	$200	$59	$(371)	$(107)	$312	$179	$53	$(385)	$159
Income tax (provision) benefit on adjusted pre-tax income (loss)(j)					40					(59)
Adjusted net income (loss)					$(67)					$100
Weighted average number of diluted shares outstanding					83					85
Adjusted diluted earnings (loss) per share					$(0.81)					$1.18

(a)	Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.

(b)
In 2017, represents $6 million of early redemption premium and write-off of deferred financing costs associated with the redemption of the outstanding 4.25% Senior Notes due April 2018 and a $2 million write-off of deferred financing costs associated with the termination of commitments under the Senior RCF incurred during the second quarter. In 2016, primarily represents the second quarter write-off of $18 million in deferred financing costs as a result of paying off the Senior Term Facility and various vehicle debt refinancings, as well as the third quarter early redemption premium of $13 million and write-off of $5 million in deferred financing costs associated with the redemption of all of the 7.50% Senior Notes.

(c)
Represents expenses incurred under restructuring actions as defined in U.S. GAAP, excluding impairments and asset write-downs, when applicable. Also represents certain other charges such as incremental costs incurred directly supporting business transformation initiatives. Such costs include transition costs incurred in connection with business process outsourcing arrangements and incremental costs incurred to facilitate business process re-engineering initiatives that involve significant organization redesign and extensive operational process changes. Also includes consulting costs and legal fees related to the previously disclosed accounting review and investigation.

(d)	For the nine months ended September 30, 2017, excludes $2 million of stock-based compensation expenditures included in restructuring and restructuring related charges.

(e)
In 2017, primarily represents a second quarter $86 million impairment of the Dollar Thrifty tradename and a first quarter impairment of $30 million related to an equity method investment. In 2016, primarily represents the third quarter impairment of certain tangible assets used in the U.S. RAC segment in conjunction with a restructuring program.

(f)
Represents external costs associated with the Company’s finance and information technology transformation programs, both of which are multi-year initiatives that commenced in 2016 to upgrade and modernize the Company’s systems and processes.

(g)
Represents miscellaneous, non-recurring and other non-cash items. In 2017, includes a $6 million gain on the sale of the Company's Brazil Operations and a return of capital from an equity method investment resulting in a $4 million gain, offset by net expenses of $13 million associated with the impact of the hurricanes in the third quarter. Also includes second quarter charges of $5 million relating to PLPD as a result of a terrorist event. For 2016, includes a $9 million settlement gain recorded in the first quarter from an eminent domain case related to one of the Company's airport locations.

(h)	Represents incremental expense associated with amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.

(i)	Adjustments by caption to arrive at adjusted pre-tax income (loss) are as follows:

Increase (decrease) to expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2017	2016	2017	2016
Direct vehicle and operating expenses	$(28)	$(45)	$(65)	$(83)
Selling, general and administrative expenses	(14)	(28)	(76)	(86)
Vehicle interest expense, net	(8)	(8)	(22)	(27)
Non-vehicle interest expense, net	(4)	(23)	(19)	(49)
Other income (expense), net	9	—	(108)	83
Total adjustments	$(45)	$(104)	$(290)	$(162)

(j)	Derived utilizing a combined statutory rate of 37% applied to the adjusted income (loss) before income taxes.

(k)	Represents the pre-tax gain on the sale of CAR Inc. common stock.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - FLEET GROWTH
Unaudited

	Nine Months Ended September 30, 2017				Nine Months Ended September 30, 2016
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global
Revenue earning vehicles expenditures	$(5,416)	$(2,771)	$(496)	$(8,683)	$(5,582)	$(2,583)	$(545)	$(8,710)
Proceeds from disposal of revenue earning vehicles	3,668	1,477	140	5,285	4,683	1,569	168	6,420
Net revenue earning vehicles capital expenditures	(1,748)	(1,294)	(356)	(3,398)	(899)	(1,014)	(377)	(2,290)
Depreciation of revenue earning vehicles, net	1,478	256	355	2,089	1,298	247	342	1,887
Financing activity related to vehicles:
Borrowings	4,807	1,276	824	6,907	4,927	2,022	716	7,665
Payments	(4,256)	(815)	(816)	(5,887)	(5,363)	(1,288)	(669)	(7,320)
Restricted cash changes	19	74	(4)	89	40	(32)	3	11
Net financing activity related to vehicles	570	535	4	1,109	(396)	702	50	356
Fleet growth	$300	$(503)	$3	$(200)	$3	$(65)	$15	$(47)

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED FREE CASH FLOW
Unaudited

	Nine Months Ended September 30,
(In millions)	2017	2016
Net cash provided by operating activities	$1,977	$2,051
Net change in restricted cash and cash equivalents, vehicle	89	11
Revenue earning vehicles expenditures	(8,683)	(8,710)
Proceeds from disposal of revenue earning vehicles	5,285	6,420
Capital asset expenditures, non-vehicle	(124)	(99)
Proceeds from disposal of property and other equipment	18	53
Proceeds from issuance of vehicle debt	6,907	7,665
Repayments of vehicle debt	(5,887)	(7,320)
Adjusted free cash flow	$(418)	$71

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - NET DEBT
Unaudited

	As of September 30, 2017			As of December 31, 2016
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Debt as reported in the balance sheet	$10,916	$5,003	$15,919	$9,646	$3,895	$13,541
Add:
Debt issue costs deducted from debt obligations(a)	39	42	81	36	37	73
Less:
Cash and cash equivalents	—	748	748	—	816	816
Restricted cash	149	833	982	235	—	235
Net debt	$10,806	$3,464	$14,270	$9,447	$3,116	$12,563

(a)
Certain debt issue costs are required to be reported as a deduction from the carrying amount of the related debt obligation under GAAP. Management believes that eliminating the effects that these costs have on debt will more accurately reflect the Company's net debt position.

Supplemental Schedule VI
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

U.S. Rental Car

	Three Months Ended September 30,		Percent Inc/(Dec)		Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2017	2016			2017	2016
Total RPD
Revenues	$1,685	$1,707			$4,557	$4,697
Ancillary retail vehicle sales revenue	(24)	(19)			(70)	(56)
Total rental revenue	$1,661	$1,688			$4,487	$4,641
Transaction days (in thousands)	36,879	38,280			105,424	108,212
Total RPD (in whole dollars)	$45.04	$44.10	2%		$42.56	$42.89	(1)%

Total Revenue Per Unit Per Month
Total rental revenue	$1,661	$1,688			$4,487	$4,641
Average vehicles	495,000	505,800			489,300	488,700
Total revenue per unit (in whole dollars)	$3,356	$3,337			$9,170	$9,497
Number of months in period	3	3			9	9
Total RPU (in whole dollars)	$1,119	$1,112	1%		$1,019	$1,055	(3)%

Vehicle Utilization
Transaction days (in thousands)	36,879	38,280			105,424	108,212
Average vehicles	495,000	505,800			489,300	488,700
Number of days in period	92	92			273	274
Available car days (in thousands)	45,540	46,534			133,579	133,904
Vehicle utilization(a)	81%	82%	(130)	bps	79%	81%	(190)	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$455	$462			$1,478	$1,298
Average vehicles	495,000	505,800			489,300	488,700
Depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$919	$913			$3,021	$2,656
Number of months in period	3	3			9	9
Net depreciation per unit per month (in whole dollars)	$306	$304	1%		$336	$295	14%

(a)	Calculated as transaction days divided by available car days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

International Rental Car

	Three Months Ended September 30,		Percent Inc/(Dec)		Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2017	2016			2017	2016
Total RPD
Revenues	$728	$683			$1,683	$1,656
Foreign currency adjustment(a)	(69)	(42)			(104)	(102)
Total rental revenue	$659	$641			$1,579	$1,554
Transaction days (in thousands)	15,947	15,133			39,366	37,747
Total RPD (in whole dollars)	$41.32	$42.36	(2)%		$40.11	$41.17	(3)%

Total Revenue Per Unit Per Month
Total rental revenue	$659	$641			$1,579	$1,554
Average vehicles	212,600	204,100			183,100	176,900
Total revenue per unit (in whole dollars)	$3,100	$3,141			$8,624	$8,785
Number of months in period	3	3			9	9
Total RPU (in whole dollars)	$1,033	$1,047	(1)%		$958	$976	(2)%

Vehicle Utilization
Transaction days (in thousands)	15,947	15,133			39,366	37,747
Average vehicles	212,600	204,100			183,100	176,900
Number of days in period	92	92			273	274
Available car days (in thousands)	19,559	18,777			49,986	48,471
Vehicle utilization(b)	82%	81%	90	bps	79%	78%	90	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$126	$116			$311	$300
Foreign currency adjustment(a)	(13)	(7)			(19)	(20)
Adjusted depreciation of revenue earning vehicles and lease charges, net	$113	$109			$292	$280
Average vehicles	212,600	204,100			183,100	176,900
Adjusted depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$532	$534			$1,595	$1,583
Number of months in period	3	3			9	9
Net depreciation per unit per month (in whole dollars)	$177	$178	(1)%		$177	$176	1%

(a)	Based on December 31, 2016 foreign exchange rates.

(b)	Calculated as transaction days divided by available car days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

Worldwide Rental Car

	Three Months Ended September 30,		Percent Inc/(Dec)		Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2017	2016			2017	2016
Total RPD
Revenues	$2,413	$2,390			$6,240	$6,353
Ancillary retail vehicle sales revenue	(24)	(19)			(70)	(56)
Foreign currency adjustment(a)	(69)	(42)			(104)	(102)
Total rental revenue	$2,320	$2,329			$6,066	$6,195
Transaction days (in thousands)	52,826	53,413			144,790	145,959
Total RPD (in whole dollars)	$43.92	$43.60	1%		$41.90	$42.44	(1)%

Total Revenue Per Unit Per Month
Total rental revenue	$2,320	$2,329			$6,066	$6,195
Average vehicles	707,600	709,900			672,400	665,600
Total revenue per unit (in whole dollars)	$3,279	$3,281			$9,021	$9,307
Number of months in period	3	3			9	9
Total RPU (in whole dollars)	$1,093	$1,094	—%		$1,002	$1,034	(3)%

Vehicle Utilization
Transaction days (in thousands)	52,826	53,413			144,790	145,959
Average vehicles	707,600	709,900			672,400	665,600
Number of days in period	92	92			273	274
Available car days (in thousands)	65,099	65,311			183,565	182,374
Vehicle utilization(b)	81%	82%	(60)	bps	79%	80%	(120)	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$581	$578			$1,789	$1,598
Foreign currency adjustment(a)	(13)	(7)			(19)	(20)
Adjusted depreciation of revenue earning vehicles and lease charges, net	$568	$571			$1,770	$1,578
Average vehicles	707,600	709,900			672,400	665,600
Adjusted depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$803	$804			$2,632	$2,371
Number of months in period	3	3			9	9
Net depreciation per unit per month (in whole dollars)	$268	$268	—%		$292	$263	11%
Note: Worldwide Rental Car represents U.S. Rental Car and International Rental Car segment information on a combined basis and excludes our All Other Operations segment, which is primarily comprised of our Donlen leasing operations, and Corporate.

(a)	Based on December 31, 2016 foreign exchange rates.

(b)	Calculated as transaction days divided by available car days.

NON-GAAP MEASURES AND KEY METRICS - DEFINITIONS AND USE

Hertz Global is the top-level holding company and The Hertz Corporation is Hertz Global's primary operating company (together, the "Company"). The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures are set forth below. Also set forth below is a summary of the reasons why management of the Company believes that the presentation of the non-GAAP financial measures included in the earnings release provide useful information regarding the Company's financial condition and results of operations and additional purposes, if any, for which management of the Company utilizes the non-GAAP measures.

Adjusted Pre-Tax Income (Loss) and Adjusted Pre-tax Margin

Adjusted pre-tax income (loss) is calculated as income (loss) from continuing operations before income taxes plus non-cash acquisition accounting charges, debt-related charges relating to the amortization and write-off of debt financing costs and debt discounts, goodwill, intangible and tangible asset impairments and write-downs and certain one-time charges and non-operational items. Adjusted pre-tax income (loss) is important because it allows management to assess operational performance of the Company's business, exclusive of the items mentioned above. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally. When evaluating the Company's operating performance, investors should not consider adjusted pre-tax income (loss) in isolation of, or as a substitute for, measures of the Company's financial performance, such as net income (loss) from continuing operations or income (loss) from continuing operations before income taxes. Adjusted pre-tax margin is adjusted pre-tax income (loss) divided by total revenues.

Adjusted Net Income (Loss)

Adjusted net income (loss) is calculated as adjusted pre-tax income (loss) less a provision for income taxes derived utilizing a combined statutory rate of 37%. The combined statutory rate is management's estimate of the Company's long-term tax rate. Adjusted net income (loss) is important to management and investors because it represents the Company's operational performance exclusive of the effects of purchase accounting, debt-related charges, one-time charges and items that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Earnings (Loss) Per Diluted Share ("Adjusted EPS")

Adjusted earnings (loss) per diluted share is calculated as adjusted net income (loss) divided by the weighted average number of diluted shares outstanding for the period. Adjusted earnings (loss) per diluted share is important to management and investors because it represents a measure of the Company's operational performance exclusive of the effects of purchase accounting adjustments, debt-related charges, one-time charges and items that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Free Cash Flow

Adjusted free cash flow is calculated as net cash provided by operating activities from continuing operations, including the change in restricted cash and cash equivalents related to vehicles, net revenue earning vehicle and capital asset expenditures and the net impact of vehicle financing activities. Adjusted free cash flow is important to management and investors as it provides useful information about the amount of cash available for acquisitions and the reduction of non-vehicle debt. When evaluating the Company's liquidity, investors should not consider Adjusted free cash flow in isolation of, or as a substitute for, a measure of the Company's liquidity as determined in accordance with GAAP, such as net cash provided by operating activities.

Available Car Days

Available Car Days is calculated as average vehicles multiplied by the number of days in a period.

Average Vehicles

Average Vehicles, also known as "fleet capacity", is determined using a simple average of the number of vehicles in our fleet whether owned or leased by the Company at the beginning and end of a given period. Among other things, average vehicles is used to calculate Vehicle Utilization which represents the portion of the Company's vehicles that are being utilized to generate revenue.

Earnings Before Interest, Taxes, Depreciation and Amortization (“Gross EBITDA”), Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Gross EBITDA is defined as net income (loss) from continuing operations before net interest expense, income taxes and depreciation (which includes lease charges on revenue earning vehicles) and amortization. Corporate EBITDA, as presented herein, represents Gross EBITDA as adjusted for vehicle debt interest, vehicle depreciation and vehicle debt-related charges. Adjusted Corporate EBITDA, as presented herein, represents Corporate EBITDA as adjusted for certain other items, as described in more detail in the accompanying schedules.

Management uses Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, Gross EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, direct vehicle and operating expenses and selling, general and administrative expenses, which enables management and investors to evaluate the Company's business segments that are financed differently and have different depreciation characteristics and compare the Company's performance against companies with different capital structures and depreciation policies. We also present Adjusted Corporate EBITDA as a supplemental measure because such information is utilized in the determination of certain executive compensation.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues and is used by the Compensation Committee to determine certain executive compensation, primarily in the form of PSUs.

Gross EBITDA, Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin are not recognized measurements under U.S. GAAP. When evaluating the Company's operating performance, investors should not consider Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA in isolation of, or as a substitute for, measures of the Company's financial performance as determined in accordance with GAAP, such as net income (loss) from continuing operations or income (loss) from continuing operations before income taxes.

Fleet Growth

U.S. and International Rental Car segments fleet growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing which includes borrowings, repayments and the change in restricted cash associated with vehicles.

Net Non-Vehicle Debt

Net non-vehicle debt is calculated as non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with non-vehicle debt, less cash and equivalents and restricted cash associated with the issuance of the Senior Second Priority Secured Notes. Non-vehicle debt consists of the Company's Senior Term Loan, Senior RCF, Senior Notes, Senior Second Priority Secured Notes, Promissory Notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries.

Net non-vehicle debt is important to management and investors as it helps measure the Company's leverage. Net non-vehicle debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net vehicle debt is calculated as vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less cash and equivalents and restricted cash associated with vehicles. This measure is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle debt.

Net Depreciation Per Unit Per Month

Net depreciation per unit per month is calculated by dividing depreciation of revenue earning vehicles and lease charges, net by the average vehicles in each period and then dividing by the number of months in the period reported with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. Net depreciation per unit per month represents the amount of average depreciation expense and lease charges, net per vehicle per month.

Restricted Cash Associated with Vehicle and Non-Vehicle Debt (used in the calculation of Net Debt)

Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities and its vehicle rental like-kind exchange program. Restricted cash associated with non-vehicle debt is restricted for the purpose of refinancing existing indebtedness.

Total Net Debt

Total net debt is calculated as total debt less total cash and cash equivalents and restricted cash associated with vehicle and non-vehicle debt. This measure is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

Total RPD (also referred to as "pricing")

Total RPD is calculated as total revenue less ancillary revenue associated with retail vehicle sales, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. The Company's management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to the Company's management and investors as it represents a measurement of the changes in underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU")

Total revenue per unit per month is calculated as total revenues less ancillary revenue associated with retail vehicle sales divided by the average vehicles in each period and then dividing by the number of months in the period reported with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to the Company's management and investors as it provides a measure of revenue productivity relative to fleet capacity.

Transaction Days

Transaction days, also known as volume, represent the total number of 24-hour periods, with any partial period counted as one transaction day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one transaction day in a 24-hour period.

Vehicle Utilization

Vehicle utilization is calculated by dividing total transaction days by the available car days.